Exhibit 10.4

Exhibit C

PROMISSORY NOTE

Payee: Star Brazil Cayman Ltd.	, 2006
Principal Amount: US$18,800,000

For value received, the undersigned, Star Capital Funding, Inc., a Delaware corporation (the “Payor”), hereby promises to pay to the order of Star Brazil Cayman Ltd., a corporation organized under the laws of the Cayman Islands (the “Payee”), the principal amount set forth above, payable in accordance with the following schedule:

(a)           US$6,266,666, six (6) months from the date hereof;

(b)           US$6,266,666, twelve (12) months from the date hereof; and

(c)           US$6,266,667, eighteen (18) months from the date hereof.

provided, however, that the Payor shall, without premium or penalty, prepay the outstanding principal amount in whole or in part at the request(s) of the Payee or Apolo Mecanica e Estruturas S.A. for earlier payment(s) in accordance with Section 2.2 of the Contribution Agreement among Apolo Tubos e Equipamentos S.A., Lone Star Brazil 2 Ltda., Apolo Mecanica e Estruturas S.A., GPC Participacoes S.A., Cirrus Participacoes Ltda. and Payor (the “Contribution Agreement”), by making a Demand (as such term is defined in the Contribution Agreement) of Payor.

All payments under this Promissory Note shall be made by Payor in lawful currency of the United States of America, in immediately available funds, without deduction or withholding for or on account of any present or future taxes, levies, impost, duties, charges or withholdings of any natures, now or hereafter imposed by any Governmental Authority (as such term is defined in the Contribution Agreement).

This Promissory Note shall bear no interest.

All agreements between the Payor and the Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the Payee for the use, forbearance or detention of the funds evidenced hereby or otherwise, or for the performance or payment of any covenant or obligation contained in any instrument securing the payment hereof, if any, exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Payee in excess of the maximum lawful amount, the interest payable to the Payee shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Payee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Payor.  All interest paid or agreed to be paid to the Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the loan evidenced hereby until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.  This paragraph shall control all agreements between the Payor and the Payee.

Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Payor.

For the convenience of the parties hereto, this Promissory Note may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same note.

This Promissory Note is registered as to both principal and any interest with the Payor and transfer of the obligation may be effected only through a book entry system maintained by the Payor.  For clarification, the Promissory Note shall be considered transferable through a book entry system to the extent an ownership interest in the Promissory Note is required to be reflected in a book entry.  A book entry is a record of ownership that identifies the owner of an interest in the obligation.

This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Payor has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

STAR CAPITAL FUNDING, INC.

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE